Exhibit (a)(21)


                           SCUDDER VARIABLE SERIES II

                             Redesignation of Series

         The undersigned, being a majority of the Trustees of Scudder Variable Series II, a Massachusetts business trust (the "Trust"), acting pursuant to
Article III, Section 1 of the Amended and Restated Agreement and Declaration of Trust dated April 24, 1998, as amended (the "Declaration of Trust"), do hereby amend the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated March 20, 2002, as filed with the Secretary of The Commonwealth of Massachusetts, as follows:

         The series presently designated as "Scudder Government Securities Portfolio" is hereby redesignated "Scudder Government & Agency Securities Portfolio."

         All other terms and conditions of the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated March 20, 2002 with respect to the Scudder Government Securities Portfolio shall remain in effect.

         The foregoing Redesignation of Series shall be effective May 1, 2004.


         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.


/s/John W. Ballantine                       /s/Lewis A. Burnham
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John W. Ballantine, Trustee                 Lewis A. Burnham, Trustee


/s/Donald L. Dunaway                        /s/James R. Edgar
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Donald L. Dunaway, Trustee                  James R. Edgar, Trustee



/s/Paul K. Freeman                          /s/Richard T. Hale
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Paul K. Freeman, Trustee                    Richard T. Hale, Trustee



/s/Robert B. Hoffman                        /s/Shirley D. Peterson
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Robert B. Hoffman, Trustee                  Shirley D. Peterson, Trustee



/s/Fred B. Renwick                          /s/John G. Weithers
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Fred B. Renwick, Trustee                    John G. Weithers, Trustee



Dated:  March 17, 2004